UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011

AETHLON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On March 21, 2011, Aethlon Medical, Inc. (the "Company") entered into an Extension Agreement (the "Agreement") with Gemini Master Fund Ltd. ("Gemini").  Gemini is the holder of a Convertible Promissory Note of the Company dated as of February 12, 2010 in the original principal amount of $660,000 (as amended, the “Note”).  The Note was amended on November 22, 2010, pursuant to the Settlement Agreement by and between Gemini and the Company as previously disclosed by the Company.  The Note was originally issued pursuant to that certain Securities Purchase Agreement dated as of February 12, 2010 between the Company and Gemini. The stated Maturity Date of the Note (as defined therein) is February 15, 2011.  Since Gemini had converted to common stock only $75,000 as of the Maturity Date and the Company was unable to satisfy its payment obligations of the remaining principal balance of $585,000 and accrued interest of $58,981 under the Note and the parties agreed to restructure the Note under the Agreement.

The Agreement provides for, among other things, the extension of the Maturity Date to October 1, 2011, and an amendment and restatement of the Note to reflect the revised principal amount of $740,578, which amount includes accrued interest of $58,981, the remaining principal balance of $585,000 and a 15% premium to the principal and accrued interest amount in consideration for the extension.  In addition, the Note as amended provides for a new "share cap formula" such that the number of shares of Common Stock issuable upon conversion of the Note shall not exceed a cap determined by (a) dividing the sum of (i) the revised principal amount of the Note ($740,578), plus (ii) an amount equal to all interest that would accrue under the Note during its term (assuming no payment of principal or interest are made after March 21, 2011 but prior to the Maturity Date), by a price per share of Common Stock equal to $0.16 (subject to adjustment as set forth in the Note) and (b) then adding the sum calculated pursuant to the foregoing clause (a) to the maximum aggregate number of shares of Common Stock issuable under certain warrants held by Gemini (regardless of whether such exercise is a cashless exercise).

Each of the Extension Agreement and the amended and restated Note are filed as Exhibits to this Current Report on Form 8-K. The foregoing descriptions of the Extension Agreement and Note do not purport to be complete and are qualified in their entirety by reference to the Extension Agreement and Note filed as exhibits to this Report.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On March 21, 2011, the Company issued the Note, as set forth under Item 1.01 of this Report. The information set forth under Item 1.01 is hereby incorporated by reference into this Item 3.02. The modification and issuance of the Note were made in reliance on the exemption from registration provided under Regulation D of the Securities Act of 1933, as amended.  Gemini is an "accredited investor" within the meaning of Item 501 of Regulation D.  The Company did not receive any cash consideration for the modification of the Note or the execution of the Extension Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1	Amended and Restated Convertible Promissory Note Dated March 21, 2011
10.2	Extension Agreement with Gemini Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: March 25, 2011	Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Amended and Restated Convertible Promissory Note Dated March 21, 2011
10.2	Extension Agreement with Gemini Master Fund, Ltd.